Exhibit 99.3

MESSAGE TO STAKEHOLDERS REGARDING RECENT STRATEGIC ACTIONS TAKEN BY SVB:

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Today we took strategic actions to strengthen our financial position – repositioning SVB’s balance sheet to increase asset sensitivity to take advantage of the potential for higher short-term rates, partially lock in funding costs, better protect net interest income (NII) and net interest margin (NIM), and enhance profitability.

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We have sold substantially all of our Available for Sale (AFS) securities portfolio with the intention of reinvesting the proceeds, and commenced an underwritten public offering, seeking to raise approximately $1.75 billion between common equity and mandatory convertible preferred shares. As a part of this capital raise, General Atlantic, a leading global growth equity fund and longstanding client of SVB, has committed to invest $500 million on the same economic terms as our common offering for a total raise of $2.25 billion.

•	Our financial position enables us to take these strategic actions, which are intended to further bolster that position now and over the long term.

•	We are taking these actions because we expect continued higher interest rates, pressured public and private markets, and elevated cash burn levels from our clients as they invest in their businesses.

•	We are experienced at navigating market cycles and are well positioned to serve our clients through market volatility, with a high-quality, liquid balance sheet and strong capital ratios.

SVB IS A TRUSTED FINANCIAL PARTNER OF THE GLOBAL INNOVATION ECONOMY

For 40 years, we have helped investors, the world’s most innovative companies, and the people behind them achieve ambitious goals.

We work across the technology and life science/healthcare industries, including private equity and venture capital, climate technology, biopharma, enterprise software, and fintech. Our exposure to crypto is de minimis.

We serve innovation companies from their earliest stages – before they get their first round of VC funding – all the way through and beyond their IPOs. We also serve their investors and founders. We are proud to bank nearly half of U.S. venture-backed technology and life science/healthcare companies.

Over the last several years, we’ve made significant progress deepening and expanding our four core businesses:

•	Silicon Valley Bank – global commercial banking

•	SVB Private – private banking and wealth management

•	SVB Securities – investment banking

•	SVB Capital – venture capital and credit investing

These investments have greatly enhanced our ability to meet our clients’ needs at every stage and have also diversified our revenues. We leverage the combined power of our four core businesses to increase our clients’ probability of success. Today, that involves helping them navigate the volatile markets facing the innovation economy.

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REPOSITIONING SVB’s BALANCE SHEET TO ENHANCE PROFITABILITY AND IMPROVE FLEXIBILITY

The sale of substantially all of our AFS securities will enable us to increase our asset sensitivity, partially lock in funding costs, better insulate net interest income (NII) and net interest margin (NIM) from the impact of higher interest rates, and enhance profitability.

We expect to reinvest proceeds from the AFS sale into a more asset-sensitive, short-term AFS Portfolio. To further strengthen balance sheet liquidity, we also plan to increase our term borrowings from $15 billion to $30 billion and hedge these borrowings to mitigate higher funding costs in the future. We expect these actions to better support earnings in a higher-for-longer rate environment, providing the flexibility to support our business, including funding loans, while delivering improved returns for shareholders.

While we will realize a one-time, post-tax earnings loss of approximately $1.8 billion in connection with the sale, we expect the reinvestment of the proceeds to be immediately accretive to net interest income (NII) and net interest margin (NIM), resulting in a short payback period of approximately three years. As a result of these actions, we expect an approximately $450 million post-tax improvement in annualized NII.

Taken together, these actions will further strengthen our capital position. We expect them to be immediately accretive to EPS (excluding the realized loss) and improve our return on common equity going forward.

We are confident that these are the right decisions for our profitability and financial flexibility, both now and for the long term.

FINANCIAL POSITION TO WEATHER SUSTAINED MARKET PRESSURES

Our financial position enables us to take these strategic actions. SVB is well-capitalized, with a high-quality, liquid balance sheet and peer-leading capital ratios.

Even before today, we had ample liquidity and flexibility to manage our liquidity position, with one of the lowest loan-to-deposit ratios of any bank of our size, income from progressive securities paydowns, levers to manage our off-balance sheet client funds, and substantial borrowing capacity. The improved cash liquidity, profitability and financial flexibility resulting from the actions we announced today will bolster our financial position and our ability to support clients through sustained market pressures.

The vast majority of our assets are in high-quality, government and agency securities and low-credit-loss lending activities. We’ve demonstrated strong credit performance throughout cycles, and the risk profile of our loan portfolio has significantly improved over time, with strong expansion of the lowest-risk categories. Early-stage loans, our highest risk segment, today makes up only 3% of the portfolio.

Our flexible balance sheet and long experience navigating market cycles have enabled us to effectively support our clients over time and establish a longstanding reputation as a trusted partner in both good and challenging times.

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MID-QUARTER UPDATE SUPPORTS DECISION TO TAKE THESE ACTIONS NOW

During our public investor call in January, we forecasted a continued challenging market and interest rate environment. We expected continued slow public markets, further declines in venture capital deployment, and a continued elevated cash burn in the first half of 2023, with modest declines in the second half.

While VC deployment has tracked our expectations, client cash burn has remained elevated and increased further in February, resulting in lower deposits than forecasted. The related shift in our funding mix to more, higher-cost deposits and short-term borrowings, coupled with higher interest rates, continues to pressure NII and NIM.

During that period, we have also seen strong core fee income, consistent with our expectations, as the higher rate environment continues to support client investment fee margins. Credit also remains within our guidance. We continue to see healthy technology borrowing as clients opt for debt over equity, but loan balances overall remain pressured by Global Fund Banking paydowns due to slower VC and PE investment.

We have revised our guidance to reflect these changes in our expectations. We lowered our first quarter and full-year outlook for deposits, NII, NIM, SVB Securities and expenses, while increasing our full year outlook for core fee income. Our revised guidance assumes the current market dynamics impacting our business continue through the end of 2023.

While it impacts our guidance in the near term, we believe the repositioning of our balance sheet positions SVB for improved profitability in 2024 and beyond.

CONFIDENT IN THE FUTURE AND THE LONG-TERM TAILWINDS SUPPORTING SVB AND THE INNOVATION ECONOMY

SVB’s business and the long-term tailwinds supporting the innovation economy remain healthy. Innovation drives economic growth, and we believe that the growth of the innovation economy will continue to outpace that of other industries over the long term.

Great companies have always been founded across business cycles, and the strong pace of our new client acquisition gives us reason to believe the same is happening now. PE and VC funds have record dry powder to invest and remain poised to put those funds to work once market conditions stabilize. While we believe VC deployment is likely to remain constrained for the near term, the innovation economy is also better positioned today to weather a downturn than in prior cycles, with generally stronger balance sheets and better business models.

The actions we are taking reinforce our commitment to remaining a strong financial partner to the innovation economy and supporting long-term client interests, regardless of economic cycles. We remain well positioned to support our clients through this cycle. Our client engagement remains high as the volatile market environment motivates our clients to seek our advice as a trusted partner to the innovation economy for four decades. Our strength and staying power give us the freedom and flexibility to lean in with our clients at times like these to help them work through their challenges.

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Our conversations with clients give us confidence that activity will accelerate when entrepreneurs reset expectations on valuations, cash burn normalizes, and the public markets and interest rates both stabilize. At that point – when we see a return to balance between venture investment and cash burn – we will be well positioned to accelerate growth and profitability.

We believe we have the right strategy, a strong foundation, and a proven, recession-tested management team to successfully navigate this market cycle. We further believe these difficult actions we are taking show we are committed to supporting clients, employees and investors through this very challenging period and we are confident we can continue our record of strong growth and value creation in the long-term.

Greg Becker

President and CEO

The issuer has filed a registration statement (including a prospectus and related preliminary prospectus supplements for the offerings) with the U.S. Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read the preliminary prospectus supplements, the related base prospectus in that registration statement and the other documents the issuer has filed with the SEC for more complete information about the issuer and the offerings. You may get these documents for free by visiting EDGAR on the SEC’s website at http://www.sec.gov. Alternatively, copies may be obtained by contacting your representative at Goldman Sachs & Co. LLC.

This communication should be read in conjunction with the preliminary prospectus supplements, and the related base prospectus.

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